UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): December 9, 2013

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD

On December 11, 2013, CytRx Corporation (“we,” “us,” “ours,” or the “Company”) issued a press release announcing top-line data from our global Phase 2b clinical trial of our lead product candidate, aldoxorubicin, for the treatment of first-line metastatic, locally advanced or unresectable soft tissue sarcomas.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01                      Other Events

On December 9, 2013, the Compensation Committee of the Board of Directors (the “Board”) approved grants made on December 10, 2013 to each of our non-employee directors of nonqualified stock options to purchase 180,000 shares of our common stock at an exercise price equal to the closing market price of our common stock as of the date of grant.  The options vested immediately upon grant.  The Board also approved changes to the cash fees payable to the members of the Compensation Committee for their Committee service in 2014 to conform them to the cash fees payable to the members of our Audit Committee.  As a result, the members of our Compensation Committee will receive in 2014 a quarterly retainer of $6,000 for their service on the Board of Directors, plus an additional $5,000 for the Chairman of the Compensation Committee, and a fee of $2,000 for each meeting of the Compensation Committee attended.

Item 9.01                      Exhibits

(d) Exhibits

There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: December 11, 2013	By:	/s/ JOHN Y. CALOZ
Name: John Y. Caloz
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of CytRx Corporation issued December 11, 2013